Exhibit 32.4

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF VIRTUAL PIGGY, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K/A of Virtual Piggy, Inc. (the “Company”) for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), I, Joseph Dwyer, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 23, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer